Exhibit 32.1

AMENDED CERTIFICATION OF PERIODIC REPORT

I, Robert Klein, President and Chief Executive Officer of Golden Spirit Mining Ltd., a Delaware Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the amended Annual Report on Form 10-KSB/A of the Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 20, 2005

/s/ Robert Klein
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Robert Klein
President and Chief Executive Officer